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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

BroadVision, Inc.
Redwood City, California

        We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated March 11, 2005, relating to the consolidated financial statements and financial statement schedule of BroadVision, Inc., and the effectiveness of BroadVision, Inc.'s internal control over financial reporting, appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2004.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO SEIDMAN, LLP BDO Seidman, LLP

San Jose, California
August 8, 2005

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm